EXHIBIT 99.1

Contact:

Tony Rodriquez

Chief Financial Officer

Nextera Enterprises, Inc

(818) 902-5537

Nextera Enterprises, Inc. Announces Initial New Product Shipments and Financial Covenant
Compliance

Panorama City, CA — January 11, 2008 — Nextera Enterprises, Inc. (OTC BB: NXRA) today announced that its wholly-owned subsidiary, Woodridge Labs, Inc., an independent developer and marketer of branded consumer products, has begun shipments of its new product initiatives to their national chain retailer customer base.

The new product initiatives, developed in 2007, include the nutritionally-based skin care line, Skin Appétit™. Skin Appétit was developed by renowned nutritionist Keri Glassman, MS, RD, CDN, as the recipe for ageless skin. Skin Appétit products are formulated with an exclusive Nutrx8Complex which contains eight extracts including blueberries, cantaloupe, red grapes, creamy yogurt, wild honey, figs, walnuts and dark cocoa chocolate, as well as other ingredients, such as vitamin B5, vitamin E, macadamia seed oil, vitamin C, aloe and tea tree oil.

Ms. Glassman is the president of KKG Body Fuel Enterprises, Inc., a nutrition counseling and consulting practice, and the founder and president of KeriBar, a nutrition snack bar company. Keri is also the author of the nutritional diet book The Snack Factor Diet: The Secret to Losing Weight—by Eating MORE and has appeared in various media, including Marie Claire, Glamour, Shape, Men’s Journal, Self, Cookie, Fitness, Life & Style, US Weekly, Men’s Fitness, WebMD, Oxygen, Today, and the Early Show.

Other brands represented in the Company’s new product initiatives include 40 Carrots™, a Beta-Carotene, Retinol-rich skin care line and Heavy Duty™ Brand hair care products. Additionally, the Company has added to two of its existing successful lines with Vita-K™ Professional, an extension of the Company’s Vita-K line, which combines the benefits of Vitamin K with a unique Amino Acid/Polypeptide complex and Psssssst® Volume + Color spray, a new formulation of Psssssst®, the instant spray shampoo, that now enhances color, covers roots and leaves hair with a light fresh scent.

These initial shipments represent the beginning of the fulfillment of purchase orders received through December 31, 2007.  These purchase orders in the aggregate exceed the $2.35 million threshold requirement for the fourth quarter of 2007 set forth in the Company’s senior secured credit agreement, as amended in November 2007. Though the related products are not expected to hit retail shelves until February, they are currently available for sale on the Company’s web-site (www.woodridgelab.com).

“We are eager to see the consumer acceptance of our new product launches, which for the most part have been well received by our existing retail customers,” said Joseph Millin, Chief Executive Officer of Woodridge Labs, Inc.

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About Nextera Enterprises, Inc.

Nextera Enterprises Inc. operates through its wholly-owned subsidiary, Woodridge Labs, Inc.  Woodridge Labs is an independent developer and marketer of branded consumer products that offer simple, effective solutions to niche personal care needs.  More information can be found at www.nextera.com and www.woodridgelab.com.

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Forward-Looking Statements

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, estimates of future performance. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Item 1A.Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by Nextera, including, but not limited to: its Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on April 17, 2007; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K. All forward-looking statements included in this news release should be considered in the context of these risk factors.  Nextera undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.